STANDARD FORM OF STORE LEASE

                    The Real Estate Board of New York, Inc.


Agreement of Lease, made as of this 6th day of July 1989, between ELMONT Q. PROPERTIES, INC., 4705 Metropolitan Avenue, Ridgewood, New York part of the first part, hereinafter referred to as OWNER, and QUAREX ELMONT, INC., 4705 Metropolitan Avenue, Ridgewood, New York party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner

1717, 1725 Dutch Broadway, Elmont, New York, and all land and buildings per survey attached in the County of Nassau, State of New York, for the term of seven (7) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 6th day of July, 1988 and to end on the 30th day of June, 1995 both dates inclusive, at an annual rental rate of Eight Hundred Fifty-Two Thousand ($852,000.00) Dollars, and Seveny-One Thousand ($71,000.00) Dollars per month to increase in the third (3rd) year of this Lease and every year thereafter at three (3%) percent per year compounded, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent Occupancy

      1. Tenant shall pay the rent as above and as hereinafter provided.

      2. Tenant shall use and occupy demised premises for any lawful purpose.

and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner, shall not violate Article 37 hereof, and shall keep show windows and signs in a neat and clean condition.

Alterations:

      3. Tenant shall make no changes in or on the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at his expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due in such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner at Tenant's expense.

Repairs

      4. Owner shall maintain and repair the public portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance and shall cause the same to be operated in a good and workmanlike manner and shall make all repairs thereto necessary to keep same in good order and condition, at Tenant's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article
8. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Owner. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or other making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building including the erection or operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof. The provisions of this article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in article 9 hereof.

Window Cleaning:

      5. Tenant shall not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

      6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, and with respect to the portion of the sidewalk adjacent to the premises, if the premises are on the street level, whether or not arising out of Tenant's use or manner of use thereof, or with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises leased by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

Subordination:

      7. This lease is subject and subordinated to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall secure promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

      8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons, in, upon or about said building or caused by operations in construction of any private, public or quasi public work. Tenant agrees, at Tenant's sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession and during the term of this lease. Such insurance shall be in an amount and with carriers acceptable to the Owner. Such policy or policies shall be delivered to the Owner. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefor. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agent, contractors, employees, invitees, or licensees, of any covenant on condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by Counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

      9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provision of this article shall govern and control in lieu thereof.

Eminent Domain:

      10. If the whole or any part of the demised premises shall be acquired or condensed by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment, Mortgage, Etc.:

      11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under-tenant or occupancy as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:*

      12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

------------
* Rider to be added if necessary.

Access to Premises:

      13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvement as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regualtions and other directions of government authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are within the walls. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of lost or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgages of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notice "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

Vault, Vault Space, Area:

      14. No vaults, vault space or areas, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

      15. Tenant will not at any time use or occupy the demised premises in violation of, Articles 2 or 37 hereof, or of, the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record.

Bankruptcy:

      16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

      (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, on any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises, to be let during the terms of the re-letting. Nothing hereon contained shall shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reasons of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

      17. (1) if Tenant defaults in fulfillingany of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenants or if this lease be rejected under Section 365 of Title II of the U.S. Code (Bankrupty
Code) or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the terms of this lease, of which fact Owner shall be the sole judge; then, in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written three (3) days notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

      (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of Owner and Waiver of Redemption:

      18. In case of any such default, re-entry, expiration and/or dispossess by summary roceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such reentry, disposses and/or expiration. (b) Owner may re-let the premises or any part of parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part of parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, consider advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable in any way whatsoever, for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder. In the event of a breach of or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this case of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

      19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any actions or proceedings, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five
(5) days of rendition of any bill or statement to Tenant therefor, and if Tenant's lease shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

No Representations by Owner:

      20. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are required by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant any any executory agreement hereafter made shall be ineffective to change, modify, discharge or affect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

      21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all of its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

      22. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

      23. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the building-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

      24. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the terms hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

      25. It is usually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Inability to Perform:

      26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under the lease or to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or when, in the judgement of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

Bills and Notices:

      27. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice of communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner or at the address first hereinabove given or at such other Address as Owner shall designation by written notice.

Water Charges:

      28. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measures Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or leased in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Owner shall be payable by Tenant as additional rent. If the building or the demised premises or any part thereof be supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner as additional rent, on the first day of each month, ____ % ($ ) of the total meter charges, as Tenant's portion, independently of and in addition in any of the remedies reserved to Owner hereinabove or elsewhere in this lease. Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:

      29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system in that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said exchanger or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum $ , on the first day of each month during the term of this lease, as Tenant's position of the contract price for sprinkler supervisory service.

Heat, Cleaning:

      30. As long as Tenant is not in default under any of the covenants of this lease Owner shall, if and insofar as existing facilities permit furnish heat to the demised premises, when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall at Tenant's expense, keep demised premises clean and in order, to the satisfaction to owner, and if demised premises are situated on the street floor, Tenant shall, at Tenant's own expense, make all repairs and replacements to the sidewalks and curbs adjacent thereto, and keep said sidewalks and curbs free from snow, ice, dirt and rubbish. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building, bills for the same shall be rendered by Owner to Tenant at such times as Owner may elect and shall be due and payable when rendered and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.

Security:

      31. Deleted

Captions:

      32. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease or the intent of any provision thereof.

Definitions:

      33. The term "Owner" as used in this lease means only the Owner, or the mortgages in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties of their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof). Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to H V A C service.

Adjacent Excavation -- Shoring:

      34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by property foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

      36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such others and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner with ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

      37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Pornographic Uses Prohibited:

      38. Tenant agrees that the value of the demised premises and the reputation of the Owner will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establisment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modelling, rap sessions, or as a so-called rubber goods shops, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law ss. 235.00.

Estoppel Certificate:

      39. Tenant, at any time, and from time to time, upon at least 10 days prior notice by Owner shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns:

      40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.


      In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.



Witness for Owner:                 ELMONT Q. PROPERTIES, INC.

                                   /s/ Frank Castellana


Witness for Tenant:                QUAREX ELMONT, INC.

                                   /s/ Peter Castellana, Jr.

                                ACKNOWLEDGEMENTS

CORPORATE OWNER

STATE OF NEW YORK, ss.:

County of    .

On this    day of    , 19   , before me
personally came

to me know, who being by me duly sworn, did depose and say that he resides in

that he is the   of

the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



INDIVIDUAL OWNER

STATE OF NEW YORK,  ss.:



County of

On this   day of   , 19,  before me

personally came

to me known and known to me to be the individual

described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

                     RULES AND REGULATIONS ATTACHED TO AND
                           MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 35

      1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards.

      2. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, etc.

      3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.

      4. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein.

      5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the name is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove sign without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

      6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

      7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

      8. Owner reserves the right to exclude from the building, between the hours of 6 p.m. and 8 a.m. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

      9. Owner shall have the right to prohibit any advertising by any Tenant which, in Owner's opinion, tends to impair the reputation of Owner or its desirability as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

      10. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

      11. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in setting sufficient in Owner's judgement to absorb and prevent vibration, noise and annoyance.

GUARANTY

      The undersigned Guarantor guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the agreements to be performed and observed by Tenant in the attached lease, including the "Rules and Regulations" as therein provided, without requiring any notice to Guarantor of nonpayment or, nonperformance, or proof, or notice of demand, to hold the undersigned responsible under this guaranty, all of which the undersigned hereby expressly waives and expressly agrees that the legality of this agreement and the agreements of the Guarantor under this agreement shall not be ended, or changed by reason of the claims to Owner against Tenant of any of the rights ore remedies given to Owners as agreed in the attached lease. The Guarantor further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, change or extension of the lease. As a further inducement to Owner to make the lease Owner and Guarantor agree that in any action or proceeding brought by either Owner or the Guarantor against the other on any matters concerning the Lease or of this guaranty that Owner and the undersigned shall and do waive trial by jury.



 ...................................................................Guarantor

                              RIDER ANNEXED TO AND
                              FORMING PART OF LEASE


LANDLORD:          ELMONT Q. PROPERTIES, INC.

TENANT:            QUAREX ELMONT, INC.

PREMISES:          1717, 1725 Dutch Broadway, Elmont, New York



      40. This rider is made a part of the lease described above to which it is attached, and in each instance in which the provisions, or any part thereof, of this rider shall contradict or be inconsistent with the provisions, or any part thereof, of said lease as constituted without this rider, the provisions of this rider shall prevail and govern and the contradicted or inconsistent provisions of said lease shall be deemed amended accordingly.

      41. In addition to the rent herein specified, and as part of the rent hereunder, the Tenant shall at all times and from time to time, keep up, maintain, preserve and keep in good order and repair at its own cost and expense, the entire demised premises, both inside and outside, including the plumbing and fixtures therein, and including maintenance and repairs of damages by the elements, and in case the Tenant shall not make such repairs of damages and provide for such maintenance and upkeep of the said premises as herein provided, the Landlord may make the same after the failure of the Tenant to commence the same within fifteen (15) days after the Landlord gives notice of the necessity thereof, and add the cost thereof to the installment of the rental next due, and the failure of the Tenant to pay the same shall be construed the same as a failure of the Tenant to pay an installment of rent.

      42. As a part of the rent hereunder, the Tenant shall during the whole period of this lease, at its own cost and expense, comply with, conform to, fulfill and perform all present and future requirements of the law, and all present and future ordinances, rules, orders, regulations and requirements of all federal, state, municipal and local public authorities and all rules, orders, regulations and requirements of the Board of Fire Underwriters, and of each and all of the insurance companies insuring the said building on the premises hereby demised against loss of fire in relation to and in connection with the said demised premises, or any part thereof, notwithstanding that any such present or future laws, ordinances, rules, orders, regulations or requirements result from a change of policy excepting, however, such ordinances, rules, orders, regulations or requirements which require structural changes. In case of the failure of the Tenant to comply with such present and future requirements of the law, ordinances, rules, orders, regulations and requirements, as herein provided, the Landlord may cause the same to be done and the cost thereof shall be added to the installment of the rental next due and be paid to the Landlord by the Tenant and the failure to pay an installment of rent.

      43. The Tenant may make any interior and exterior alteration, addition or improvements necessary for the proper conduct of its business without Landlord's consent. Tenant may also use the land and parking area for additions or improvements. Such alterations, additions or improvements shall be made at the Tenant's own cost and expense, and shall be made in accordance with the laws, order, rules and regulations of federal, state, city and county authorities applicable thereto then in effect. The Tenant shall at its own cost and expense file plans and specifications for any such alterations, additions or improvements whenever required to do so by law and shall obtain the necessary permits therefor whenever required, and whenever plans and specifications are required to be filed in connection with the same the Tenant shall carry adequate Workmen's Compensation and General Liability Insurance. If a notice of mechanic's lien be filed against the demised premises for labor or material alleged to have been furnished or to be furnished to or for the Tenant, the Tenant shall cause the same to be removed or bonded. If the Tenant shall fail to take such action as may be necessary to cause the said lien to be discharged or bonded within ten (10) days after filing of such notice and receipt of such notice the Landlord may cause the same to be discharged or bonded. Any amount paid or expense incurred by the Landlord hereunder shall be deemed to be additional rent for the demised premises and shall be added to and become part of, the rent to be paid then or next to become due.

      44. Nothing herein contained shall in any wise be construed so as to entitle any persons furnishing labor or supplying materials in the construction of any improvements in or about the said premises, to any charge or lien against the fee of the premises, it being specifically understood and agreed that such person will look solely to the Tenant for payment of any moneys due therefor, nor shall anything herein contained be deemed a consent under the mechanic's lien or any other statutory provision of law, so as to entitle such person so supplying materials or furnishing labor, to have any charge against the said property.

      45. Tenant shall at his own cost and expense, pay for his own utility service including heat, electric, and water, sprinkler and sewer service to the demised premises. Tenant shall also pay the cost of the maintenance, repair and replacement, and service of said utility systems.

      46. (a) Tenant is and shall be in control and possession of the demised premises as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the demised premises, nor for any injury or damage to the demised premises, nor to any property of Tenant, or of any other person contained therein.

      (b) Tenant shall indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands of every kind and nature, including reasonable counsel fees, by or on behalf of any person, party or governmental authority, whomsoever, arising out of any accident, injury or damages which shall happen in, or about the demised premises or appurtenance, and on or under the streets, sidewalks, curbs or vaults in front of or adjacent thereto, however occurring, and for any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation of the demised premises, or of any part thereof, and/or of the streets, sidewalks, curbs or vaults adjacent thereto during the term.

      47. Tenant shall permit Landlord or its agent, and any mortgagee or its agent, to enter the demised premises at all reasonable hours for the purpose of inspection, or of making repairs that Tenant may neglect or refuse to make in accordance with the agreements, terms, covenants and conditions hereof (but nothing herein shall imply or impose any duty upon Landlord to do any such work), and also for the purpose of showing the demised premises to persons wishing to purchase the same, and at any time within six (6) months prior to the expiration of the term to persons wishing to rent the same; and Tenant shall within six (6) months prior to the expiration of the term permit the usual notice of "To Let" and "For Sale" to be placed on the demised premises and to remain thereon without hindrance and molestation.

      48. The Tenant shall indemnify the Landlord against any and all claims which may be established or made against the Landlord for damages, including the defense and cost thereof, which may result from the death of or injury to any person or persons who may be in or about the property during the same term and any renewal or extension thereof and, as security for the payment of such claim, shall, at the Tenant's expense, pay for and maintain throughout said term, fire insurance on the premises in an amount of at least $2,000,000.00 and public liability insurance with limits of at least $3,000,000.00 for the death of or injury to one person and $3,000,000.00 per occurrence, and $500,000.00 property damage. The policy shall be written by a responsible company authorized to do business in the State of New York, reasonably acceptable to the Landlord, and shall be in favor of the Landlord and Tenant, as interests may appear. The original policy with due proof of payment of premiums thereon shall be delivered to the Landlord not later than ten (10) days from the date of execution of this Agreement. Tenant will deliver renewal policies together with due proof of payment of premiums thereon. In the event Tenant shall fail to provide and maintain the aforesaid insurance, Landlord shall have the right, but not the obligation, after giving Tenant ten (10) days' notice, to procure and pay for such insurance, and Tenant shall reimburse Landlord the cost thereof together with interest at the then maximum legal rate on the amount paid from the date of payment to the date of reimbursement. Failure of the Tenant to pay the premium for the insurance shall be construed the same as a failure of the Tenant to pay an installment of rent, and shall be added to the installment of the rental next due and payable to the Landlord. Each policy shall provide that such policy cannot be cancelled without at least ten (10) days prior written notice to Landlord, if this clause is obtainable from the insurance carrier.

      49. (a) Tenant shall pay as additional rent 100% of the real estate taxes for the premises, plot and structure wherein the demised premises are located whether by reason of increased rate or assessed valuation over the year 1988/89. Such increase shall be applicable only to the actual demised area.

          (b) Taxes shall be deemed to include all real estate taxes, assessments, County taxes, transit taxes or any other governmental charge of a similar nature whether general, special, ordinary or extraordinary, foreseen or unforseen, which may hereafter be levied or assessed against the realty. If, due to a change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy or other tax shall be substituted for or levied against the Landlord or any owner of the building or realty in lieu of taxes hereinabove defined upon or with respect to the building or the realty, such tax shall be included in the term "Taxes" for the purpose of this.

          (c) Any amounts due to the Landlord under the provisions of this Article shall be paid as additional rent annually within ten (10) days after the Landlord shall have submitted a copy of the bill received from the taxing authorities and a breakdown of the actual amount charged to the Tenant, and statement to Tenant showing the amount due to Landlord. Any such tax increase for the fiscal tax year falling part within the year in which the term of this lease shall end shall be apportioned so that Tenant shall pay his aforesaid share of only that portion thereof which corresponds with the portion of said fiscal tax year which is within the term of this lease. The amount of taxes comprising Landlord's Basic Tax Liability against which Tenant's liability for additional rent for subsequent years is determined shall be the amount thereof finally determined to be legally payable by legal proceedings or otherwise.

          (d) The Landlord reserves the right, through available legal remedies, to contest the validity of any taxes or the amount of the assessed valuation of the realty or any part thereof for any fiscal tax year. If the Landlord shall receive any tax refund, remission or abatement in respect to the taxes for any fiscal year for which the Tenant has paid a share of the taxes, as herein provided, then Landlords shall reimburse Tenant for his proportionate share thereof, after first deducting therefrom the share of Landlord's cost and expense in procuring such refund, remission or abatement proportionately due to Tenant. Tenant may, if Landlord does not pursue the above mentioned remedies, pursue them themselves.

      50. If title to the fee of the whole of the leased premises shall be taken or condemned by any competent authority for any public or quasi-public use, this lease shall cease and terminate, and all rent paid or payable by the Tenant hereunder shall be apportioned as of the date of vesting of title in such condemnation proceeding, and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this lease.

      In the event of any such condemnation, the entire award(s) shall belong to Landlord without any deduction therefrom for any estate or interest now or hereafter vested in Tenant, or any damage thereto, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest now existing or hereafter arising in and to any and all such award(s) or any part thereof, provided, however, that nothing herein contained shall be construed to preclude Tenant from participating in such condemnation proceedings and prosecuting directly against the condemning authority any claim for loss of business, or damage to, or the cost of removal of, trade fixtures and other personal property belonging to Tenant.

      51. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said premises and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceedings for nonpayment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, it being distinctly understood, however, that the noninterposition of any counterclaim shall not be deemed a waiver by Tenant of any counterclaim it may possess, nor shall the interposition of the facts as a defense which may be the basis of a counterclaim be deemed a waiver of any counterclaim.

      52. Any and all alterations, trade fixtures and appliances, machinery, tools, equipment, articles or personal property, installed by the Tenant and used by the Tenant in the conduct of its business shall be and shall remain the property of the Tenant and shall be removed by the Tenant upon any termination of the lease or the surrender of possession by the Tenant. Damage caused by such removal shall be repaired by Tenant and this obligation shall survive the termination of the lease.

      53. The receipt of any rent, whether the same be that originally reserved or that which may become payable under any covenant herein contained, or of any portion thereof or any interest thereon, shall not operate as a waiver of the right of the Landlord to enforce the payment of additional unpaid rent or the obligations of this lease by such remedies as may be appropriate; and, also, the failure of the Landlord to enforce the same covenants and conditions on the occasion of a subsequent breach or default.

      54. It is expressly understood and agreed that any and all rights and remedies granted to the Landlord under and by virtue of the terms and conditions of this lease shall be in addition to and not by way of limitation of any and all other rights and remedies given or afforded to the Landlord by reason of any statute, law, ordinance or otherwise.

      55. Tenant is fully familiar with the physical condition of the Demised Premises and accepts same in their "As Is" condition.

      56. The Tenant may place or cause or allow to be placed any sign of any kind whatsoever, in or about the said premises, and the Tenant may keep or place or permit to be kept or placed such signs as are usual in connection with the business conducted on the premises, provided that proper permits for the erection of such sign or signs shall be procured by the Tenant at its expense, from the proper authorities, municipal or otherwise, having jurisdiction, and provided that the said sign or signs be erected and maintained in the manner provided by law and in accordance with the rules and regulations of the departments having jurisdiction, and provided further that the Tenant will save and keep harmless the Landlord of and from any and all charges or damages by reason of the erection and maintenance of such signs.

      57. In the event that the Landlord shall pay any sum of money, or do any act which shall require the expenditure of any sums by reason of the failure of the Tenant to perform any of the covenants, terms or conditions herein contained, the Tenant covenants to repay such sums to the Landlord upon demand on the next rent day, and in default thereof the sum so paid by the Landlord, together with interest thereon at the maximum legal rate of interest may be added as additional rent to the net annual rental becoming due upon the next rent day, or any subsequent rent day and shall be payable as such. Nothing contained herein shall be construed to postpone the right of the Landlord immediately upon expending such sums, to collect such sums with interest at the maximum legal rate of interest by action or otherwise.

      58. Tenant represents and warrants that it has dealt with no broker in connection with the negotiation of this lease.

      59. No change, amendment, modification, waiver, cancellation or discharge of this Lease, or any part thereof, shall be valid unless in writing and signed by the party or parties against whom enforcement of any such change, amendment, modification, waiver, cancellation or discharge is sought, and no surrender of the premises or the remainder of the term herein shall be valid unless accepted by the Landlord in writing.

      60. Landlord hereby consents to a subleasing or an assignment of the entire demised premises or any part thereof.

      61. Tenant understands that Landlord has a number of leases with other tenants on the demised premises. Tenant takes subject to all leases now in effect. Landlord agrees to transfer all security deposits now held. See Rider Attached (Rent Schedule).

      62. All notices, demands and requests required under this Lease shall be in writing and shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid, addressed to the parties at the addresses first above written or to such other addresses as Landlord or Tenant, as the case may be, shall from time to time designate by notice give to the other. All notices, properly addressed, shall be deemed served on the date of mailing, as provided in this paragraph.

      63. Tenant will be solely responsible for the removal of all rubbish, refuse and garbage from the demised premises and will do so at its sole cost and expense. Tenant shall keep said demised premises clean and in order. Tenant shall also provide for removal of snow and ice from the premises and parking area.

      64. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by Landlord under this lease, and, if so, specifying each such default.

      65. This lease shall be governed by the laws of the State of New York.

      66. This lease shall be acknowledged by both parties, and Tenant shall have the right to record the same with the County Clerk's office.

      67. In the event of any default by Tenant in the performance of any obligation under this lease, Tenant shall have a reasonable opportunity to cure same after notice, except for rental and other default items where specified time periods have been heretofore set forth in this lease.


      68. (a) Provided that the Tenant shall not then be in default under any of the terms, covenants or conditions of this Agreement on the Tenant's part to be observed or performed, then, in the event that the Landlord shall desire to sell the premises, the Tenant shall have the single, non-recurring right ("Right of First Offer") to have the Landlord submit written notice ("Sale Notice") to the Tenant of the desire to sell, which Sale Notice shall be deemed an offer of the premises to the Tenant and shall be submitted to the Tenant before the Landlord enters into negotiations with any independent third party not related to or affiliated with the Landlord (but excluding, however, brokers) to sell the premises. The Sale Notice shall set forth (i) the price (the "Sale Price") at which the Landlord is then considering the sale of the Premises, indicating in the Sale Notice whether the Sale Price is "all cash" or whether the Landlord would accept purchase money financing and terms thereof and such other matters as the Landlord may deem appropriate for such Sale Notice.

      (b) The Tenant shall have fifteen (15) days after the giving of the Sale Notice to deliver to the Landlord written notice of the Tenant's desire to enter into a contract to purchase the premises for the Sale Price and on such terms as may be contained in the Sale Notice, which notice of election to purchase shall be accompanied by a bank or certified check in the amount of ten (10%) percent of the Sale Price, to be held in escrow and applied to the downpayment agreed upon in a contract of sale. Time shall be of the essence with respect to said fifteen (15) day period and the failure of the Tenant to accept the offer for any reason whatsoever shall be deemed an irrevocable waiver of the Tenant's Right of First Offer. If the Tenant fails to accept the offer contained in the Sale Notice to the Tenant or if after accepting any such offer, the Tenant fails to execute and deliver a contract of sale submitted to the Landlord within ten
(10) days after such submission, then the Landlord shall return any deposit and shall be entirely free, for a period of one hundred eighty (180) days following such rejection, to sell the premises, or any portions or portion thereof, to others, upon terms and conditions substantially equivalent to those first offered to the Tenant and at a Sale Price not less than that specified in the Sale Notice. If, by the expiration of said one hundred eighty (180) day period, the Landlord shall not have executed a contract of sale for the sale of the premises upon terms and conditions no more favorable to the purchase than those contained in the Sale Notice, the Landlord shall again be obligated to offer to purchase the premises to the Tenant before offering the same to any third party, and the procedure set forth shall be repeated.

      (c) The provisions of Paragraph 68(a) are not violated upon a merger, consolidation or transfer to subsidiary corporations of the stock of ELMONT Q. PROPERTIES, INC.


      69. Provided that the Tenant shall not then be in default under any of the terms, covenants or conditions of this agreement, the Tenant, by written notice (certified mail, return receipt requested) to Landlord, at any time during the initial term, but no later than six (6) months prior to the expiration of said initial term or any renewal periods thereafter, may renew and extend the term of the Lease for a further terms of two five (5) year periods. All the terms, covenants and conditions of the initial lease shall remain the same. The rent for the two (2) renewal periods shall be computed six (6) months prior to the renewal periods at fair market value, but in no event shall the rent be less than the rent in the last year of this Lease.

      If the parties cannot agree as to fair market value, then the Landlord shall retain a real estate broker to determine the fair market value for the rental of the property. If the Tenant does not agree with the Landlord's real estate brokers valuation, then the Tenant shall retain a real estate broker to determine the fair market value for the rental value of the property. If the Landlord and Tenant cannot agree, then the two real estate brokers shall select a third real estate broker and the value as computed by the third real estate broker shall be binding. The expenses for the preceding shall be borne by both parties.

      IN WITNESS WHEREOF, Landlord and Tenant have respectfully signed and sealed this lease as of the day and year first above written.

WITNESS FOR LANDLORD                       ELMONT Q. PROPERTIES, INC.


/s/ Peter R. Admirand                      By: Frank Castellana, President

WITNESS FOR TENANT                  QUAREX ELMONT, INC.


                                    By: Jules Veaner, Treasurer

                           SUPPLEMENTAL RIDER TO LEASE

LANDLORD:  ELMONT Q. PROPERTIES, INC.

TENANT:    QUAREX ELMONT, INC.

PREMISES:  1717, 1725 Dutch Broadway, Elmont, New York

      The printed provisions of this Lease are hereby modified and supplemented as follows. Wherever there is any conflict between this rider and the printed part of the Lease, the provisions of this rider are paramount and the Lease shall be construed accordingly.


      Article 7: It is agreed that as to any mortgages hereafter placed on the premises, the subordination provided for in Article 7 shall extend only to mortgages under which the mortgagee (by agreement in the mortgage or in a separate instrument) contracts in substance not to disturb Tenant's occupancy so long as Tenant performs its obligations in this lease on condition that Tenant, when requested by the mortgagee, shall execute an attornment agreement to the mortgagee should the mortgagee succeed to the rights of the Landlord under this lease.


      Article 9: Promptly after its receipt of any notice of any damage, Landlord will give Tenant a notice of the time within which in Landlord's judgment, the restoration of the premises can be effected. If the Landlord elects not to

                              RIDER (RENT SCHEDULE)


                         LEASES IN EFFECT JULY 6, 1988

        TENANT                      TERM              RENT          SECURITY

Sands Salvage Corp.               To 3/31/91       $ 8,333.00     $ 16,666.00
Philip Carretta                 Month to Month     $   650.00          NONE
838 Rome Street
836 Rome Street                   VACANT

                               QUAREX ELMONT, INC.
                                   CERTIFICATE

      The undersigned, Secretary of Quarex Elmont, Inc. a New York Corporation, hereby certifies that set forth below is a true and correct copy of the resolution duly adopted by the Board of Directors of the Corporation on , 1988, and that such resolution has not been amended or rescinded and it is in full force and effect on the date hereof.

      RESOLVED, that the Corporation enter into a lease with ELMONT Q. PROPERTIES, INC. for the premises known as the 1717, 1725 Dutch Broadway, Elmont, New York, pursuant to which the Company shall lease such premises for a term of seven (7) years commencing __________ __, 198_, at an annual rental of $852,000.00 per year during the first term thereof and escalating thereafter, and that the offices of the corporation and each of them are hereby authorized and directed to execute and deliver such lease on behalf of the corporation with such additional terms and conditions as they may deem necessary or desirable.


      IN WITNESS WHEREOF, the undersigned has made this Certificate this day of , 1989.


                                                       Secretary
(Seal)

                           ELMONT Q. PROPERTIES, INC.
                                   CERTIFICATE

      The undersigned, Secretary of Elmont Q. Properties, Inc. a New York Corporation, hereby certifies that set forth below is a true and correct copy of the resolution duly adopted by the Board of Directors of the Corporation on , 1989, and that such resolution has not been amended or rescinded and it is in full force and effect on the date hereof.

      RESOLVED, that the Corporation enter into a lease with QUAREX ELMONT, INC. for the premises known as the 1717, 1725 Dutch Broadway, Elmont, New York, pursuant to which the Company shall lease such premises for a term of seven (7) years commencing ____________ , 198_, at an annual rental of $852,000.UU per year during the first term thereof and escalating thereafter, and that the offices of the corporation and each of them are hereby authorized and directed to execute and deliver such lease on behalf of the corporation with such additional terms and conditions as they may deem necessary or desirable.


      IN WITNESS WHEREOF, the undersigned has made this Certificate this day of , 1989.


                                                         Secretary
       (Seal)

      THIS LEASE RENEWAL BY AND BETWEEN Elmont Q. Properties, Inc. and (F/K/A Quarex-Elmont) Western Beef Elmont, Inc., WITH OFFICES AT 47-05 Metropolitan Avenue, Ridgewood, New York 11385, DATED THIS 1ST DAY OF JULY, 1995.

      It is understood and agreed by and between the parties herein that the Lease dated July 6, 1989, by and between Elmont Q. Properties, Inc. and Western Beef Elmont, Inc., for premises at 1717 Dutch Broadway, shall be renewed and extended upon the following terms and conditions:

      a) The lease term shall be renewed for an additional 10 years commencing July 1, 1995 and terminating June 30, 2005.

      b) The rental for each and every year of the lease renewal term shall be as follows:

         Year 1     July 1, 1995-June 30, 1996         $1,027,209.33 per year
                                                           85,600.78 per month
         Year 2     July 1, 1996-June 30, 1997          1,068,297.70 per year
                                                           89,024.81 per month
         Year 3     July 1, 1997-June 30, 1998          1,111,029.61 per year
                                                           92,585.80 per month
         Year 4     July 1, 1998-June 30, 1999          1,155,470.79 per year
                                                           96,289.24 per month
         Year 5     July 1, 1999-June 30, 2000          1,201,689.62 per year
                                                          100,140.81 per month
         Year 6     July 1, 2000-June 30, 2001          1,249,757.21 per year
                                                          104,146.44 per month
         Year 7     July 1, 2001-June 30, 2002          1,299,747.50 per year
                                                          l08,312.29 per month
         Year 8     July 1, 2002-June 30, 2003          1,351,737.40 per year
                                                          112,644.78 per month
         Year 9     July 1, 2003-June 30, 2004          1,405,806.81 per year
                                                          117,150.57 per month
         Year 10    July 1, 2004-June 30, 2005          1,462,039.17 per year
                                                          121,836.60 per month


      c) All other terms and conditions of the Lease dated July 6, 1989, by and between the parties shall remain in full force and effect and apply to the renewal term herein.

         ACCEPTED AND AGREED TO:                 ACCEPTED AND AGREED TO:

         By:_________________________            By:_________________________
            ELMONT Q. PROPERTIES, INC.              WESTERN BEEF, INC.
                                                    F/K/A QUAREX ELMONT, INC.

                                                 Dated:
                                                 Witness:

      THIS LEASE RENEWAL BY AND BETWEEN Elmont Q. Properties, Inc. and (F/K/A Quarex-Elmont) Western Beef Elmont, Inc., WITH OFFICES AT 47-05 Metropolitan Avenue, Ridgewood, New York 11385, DATED THIS 1ST DAY OF JULY, 1995.

      It is understood and agreed by and between the parties herein that the Lease dated July 6, 1989, by and between Elmont Q. Properties, Inc. and Western Beef Elmont, Inc., for premises at 1717 Dutch Broadway, shall be renewed and extended upon the following terms and conditions:

      a) The lease term shall be renewed for an additional 10 years commencing July 1, 1995 and terminating June 30, 2005.

      b) The rental for each and every year of the lease renewal term shall be as follows:

         Year 1     July 1, 1995-June 30, 1996         $1,027,209.33 per year
                                                           85,600.78 per month
         Year 2     July 1, 1996-June 30, 1997          1,068,297.70 per year
                                                           89,024.81 per month
         Year 3     July 1, 1997-June 30, 1998          1,111,029.61 per year
                                                           92,585.80 per month
         Year 4     July 1, 1998-June 30, 1999          1,155,470.79 per year
                                                           96,289.24 per month
         Year 5     July 1, 1999-June 30, 2000          1,201,689.62 per year
                                                          100,140.81 per month
         Year 6     July 1, 2000-June 30, 2001          1,249,757.21 per year
                                                          104,146.44 per month
         Year 7     July 1, 2001-June 30, 2002          1,299,747.50 per year
                                                          l08,312.29 per month
         Year 8     July 1, 2002-June 30, 2003          1,351,737.40 per year
                                                          112,644.78 per month
         Year 9     July 1, 2003-June 30, 2004          1,405,806.81 per year
                                                          117,150.57 per month
         Year 10    July 1, 2004-June 30, 2005          1,462,039.17 per year
                                                          121,836.60 per month

      c) All other terms and conditions of the Lease dated July 6, 1989, by and between the parties shall remain in full force and effect and apply to the renewal term herein.

         ACCEPTED AND AGREED TO:                 ACCEPTED AND AGREED TO:

         By:_________________________            By:_________________________
            ELMONT Q. PROPERTIES, INC.              WESTERN BEEF, INC.
                                                    F/K/A QUAREX ELMONT, INC.

                                                 Dated:
                                                 Witness: